Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Enbridge Inc. of our report dated June 22, 2016, appearing in the Annual Report on Form 11-K of the Spectra Energy Retirement Savings Plan for the year ended December 31, 2015.

/s/ McConnell & Jones LLP

Houston, Texas
February 27, 2017

4828 Loop Central Drive Suite 1000 Houston, TX 77081 Phone: 713.968.1600 Fax: 713.968.1601 WWW.MCCONNELLJONES.COM